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                                                                     Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22529) pertaining to the Equitable Resources, Inc. Employee Savings and Protection Plan of our report dated June 21, 2001, with respect to the financial statements and schedule of the Equitable Resources, Inc. Employee Savings and Protection Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.








                                                    /s/ Ernst & Young LLP
                                               -------------------------------
                                                        Ernst & Young LLP





Pittsburgh, Pennsylvania
June 21, 2001





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